Exhibit 99.2

Investor Relations Contact Mike Saviage Adobe Systems Incorporated 408-536-4416 ir@adobe.com

Public Relations Contact

Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE

Adobe to Outline Growth Strategy at Financial Analyst Meeting

SAN JOSE, Calif. — Nov. 8, 2011 — Adobe Systems Incorporated (Nasdaq:ADBE) will host a Financial Analyst Meeting tomorrow in New York, where company executives will outline its strategy to target the explosive growth categories of Digital Media and Digital Marketing and its plans to drive long-term revenue growth.  Adobe will also comment on its business update for its fourth quarter, ending Dec. 2, 2011. See separate release.

Company Focuses on Digital Media, Digital Marketing Opportunities

Moving forward, Adobe will offer customers the ability to make, manage, measure and monetize content and applications across all devices.  The company has long been the leader in content authoring solutions with its Adobe Creative Suite® product franchise. Its Digital Media growth strategy revolves around its recently announced Creative Cloud and will enable the company to rapidly deliver new product capabilities and services; penetrate untapped market segments; and increase overall engagement with customers.  Important elements include:

•                  Continuing to deliver innovation on PCs through its Creative Suite software while extending its customer reach through tablet-based touch apps and Cloud-based software delivery

•                  Shifting resources to support even greater investment in HTML5, through tools like Adobe® Dreamweaver,  Adobe Edge and PhoneGap, recently added through the acquisition of Nitobi

•                  Focusing Flash resources on delivering the most advanced PC web experiences, including gaming and premium video, as well as mobile apps

•                  Enhancing digital publishing solutions to empower media companies to profit through publishing their content to any screen

•                  Investing in media monetization, including the large growth opportunity in video advertising, facilitated by the acquisition of Auditude announced last week

•                  Extending its leadership in document services with its Acrobat product line and increasing its focus on the growing category of electronic contracts and signatures through the recent acquisition of EchoSign

While Adobe’s Digital Media business centers on content creation and publishing, its Digital Marketing business is focused on enabling customers to maximize the impact of their digital experiences across devices and media types.  Adobe’s Digital Marketing growth agenda is focused on becoming a mission-critical solution provider and partner to marketers.  Key elements include:

•                  Extending Adobe’s leadership in analytics and reporting to drive rapid growth in new areas like mobile and social

•                  Personalizing digital experiences across all digital channels, ensuring that customers can deliver the most relevant, customized content in real time

•                  Driving multichannel campaign management, enabling marketers to make informed decisions about all aspects of a marketing campaign, from search to email to display advertising

•                  Accelerating media monetization solutions for content publishers by enabling them to segment their audiences and maximize their advertising revenue, leveraging the company’s acquisitions of Demdex and Auditude this year

“Our mission is to produce the world’s content and maximize the impact of that content,” said Shantanu Narayen, Adobe president and CEO. “Adobe is doubling down in the Digital Media and Digital Marketing categories, markets rich with opportunities for innovation and growth.”

Company Unlocks Potential for Higher Revenue Growth

Moving into FY2012, Adobe will focus its research and development and sales and marketing investments on these two opportunities. In Digital Media, the company expects to attract new customers and increase recurring revenue through its new subscription offering. In order to drive increased Digital Marketing bookings, which are recognized as recurring revenue, the company will reduce its investment, and expected license revenue, in certain enterprise solution product lines. These changes will reduce FY2012 revenue growth by approximately four to five percentage points. As a result, the company expects annual revenue growth of approximately four to six percent in FY2012. However, the company expects non-GAAP operating margins in FY2012 to be similar to those it will achieve in FY2011. Beyond FY2012, the company anticipates double-digit revenue growth with an increasing percentage of recurring revenue.

“We believe that by focusing resources on two large initiatives and shifting our business model, we can drive faster and more predictable growth in FY2013 and beyond,” said Mark Garrett, Adobe executive vice president and CFO.

Company executives will discuss more details about Adobe’s growth potential and business model adjustments at tomorrow’s Financial Analyst Meeting.

Adobe to Webcast Its 2011 Financial Analyst Meeting in New York

Adobe will provide a live webcast of its Financial Analyst Meeting tomorrow.

When:	Wed., Nov. 9, 2011, 10:00 a.m. Eastern Time
Where:	http://www.adobe.com/go/analystmeeting
How:	Live over the Internet; simply connect to the meeting room on the Web page above
Questions:	Contact Adobe Investor Relations at 408-536-4416 or ir@adobe.com

The live video webcast will last approximately seven hours.  For those unable to watch the live webcast, an archive of the event will be available on Adobe’s Investor Relations website for a limited time.  Listening to the live webcast via Adobe Connect requires Adobe Flash Player version 10 or later. Firewalls designed to protect corporate information can prevent access to the webcast.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, including recurring revenue, bookings, non-GAAP operating margin, the potential growth in our target markets, our ability to focus our business to successfully respond to opportunities in those markets and changes in our industry, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute new products and services or upgrades or enhancements to existing products and services that meet customer requirements, introduction of new products, services and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, continued uncertainty in economic conditions and the financial markets and other adverse changes in general political or economic conditions in any of the major countries in which Adobe does business, difficulty in predicting revenue from new businesses, failure to realize the anticipated benefits of past or future acquisitions, and difficulty in integrating such acquisitions, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, or unauthorized copying, use or disclosure, security vulnerabilities in our products and systems, interruptions or delays in our service or service from third-party service providers that host or deliver services, security or privacy breaches, or failure in data collection, failure to manage Adobe’s sales and distribution channels and third-party customer service and technical support providers effectively, disruption of Adobe’s business due to catastrophic events, risks associated with global operations, currency fluctuations, risks associated with our debt service obligations, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or amortizable intangible assets, changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, and impairment of Adobe’s investment portfolio due to deterioration of the capital markets. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

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